UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 9, 2006
BLUELINX HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32383	77-0627356

(Commission File Number)	(I.R.S. Employer Identification No.)
4300 WILDWOOD PARKWAY ATLANTA, GA 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 953-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
New Mortgage Loan and Amended and Restated Master Lease
On June 9, 2006, certain special purpose entities (the “SPEs”) that are wholly owned subsidiaries of BlueLinx Holdings Inc. (the “Company”) entered into a Loan and Security Agreement with the German American Capital Corporation (the “Lender”), pursuant to which the Lender provided a new mortgage loan in the aggregate principal amount of $295 million (the “New Mortgage Loan”). The New Mortgage Loan has a term of ten years and is secured by mortgages on 58 distribution facilities and one office building owned by the SPEs. The Lender assigned half of its interest in the New Mortgage Loan to Wachovia Bank, National Association.
The New Mortgage Loan requires interest-only payments for the first five years followed by level monthly payments of principal and interest based on an amortization period of thirty years. The balance of the loan outstanding at the end of ten years will then become due and payable. The stated interest rate for the New Mortgage Loan is fixed at 6.35%.
The Company’s operating company, BlueLinx Corporation’s (the “Operating Company”) existing master lease (whereby the SPEs currently lease the distribution facilities to the Operating Company) was amended to, among other things, extend its term to fifteen years and increase the rent to approximately $30.1 million per year (the “Amended Master Lease”). In addition, the Amended Master Lease is subordinated to the New Mortgage Loan, and the master tenant has agreed to pay rent into an account maintained in trust for the benefit of the Lender, on rent payment dates which track the debt service payment due dates for the loan. The rents will be applied by the loan servicer to fund monthly debt service and reserves, with the remainder being remitted to the SPE borrowers’ accounts. The excess of the amounts received by the SPEs under the leases over the amounts required to make debt service payments and pay certain related expenses under the New Mortgage Loan may be available for distribution to the Company to the extent such distributions would not violate the financial covenants or result in an event of default under the New Mortgage Loan. The foregoing description of the Amended Master Lease is qualified in its entirety by reference to the Amended and Restated Master Lease Agreement dated June 9, 2006 by and among the SPEs and the Operating Company, a copy of which is included as Exhibit 10.1 attached hereto and incorporated herein by reference.
The New Mortgage Loan may become immediately due and payable upon the occurrence of certain events of default that are usual and customary for a transaction of this type, including a change of control or an SPE’s failure to make payments of principal, interest or fees required by the terms of the New Mortgage Loan when due. In addition, the New Mortgage Loan contains covenants requiring the SPEs to provide the Lender with certain financial statements and other reports as well as other covenants that are usual and customary for a transaction of this type.
Upon the occurrence of an event of default, as defined in the agreements governing the New Mortgage Loan the Lender may retain the excess of rent payments over debt service payments as security for the obligations of the SPEs under the New Mortgage Loan until the earlier of such time as the event of default has been cured or the debt under the New Mortgage Loan has been paid, as applicable.
The foregoing description of the New Mortgage Loan is qualified in its entirety by reference to the Loan Agreement dated June 9, 2006 by and between the borrowers signatory thereto, ABP MD (Baltimore) LLC, and the Lender, a copy of which is included as Exhibit 10.2 attached hereto and incorporated herein by reference.

The Company also executed a customary Guaranty Agreement with respect to the recourse obligations of the SPEs pursuant to the loan documentation. The Company’s guarantee liability is capped at $30 million in the aggregate, unless the Company and/or its affiliates derive economic benefit as a result of certain events such as fraud, intentional misrepresentation or misappropriation of funds. The Company also entered into an Environmental Indemnity Agreement pursuant to which the Company’s environmental liability is capped at $15 million. The foregoing descriptions of the Guaranty and the Indemnity Agreement are qualified in their entirety by reference to the Guaranty and Environmental Indemnity agreements each dated June 9, 2006 and attached hereto as Exhibits 10.3 and 10.4, respectively.
Amendment to Revolving Credit Facility
On June 9, 2006, the Operating Company reached an agreement with Wachovia Bank, National Association (“Wachovia”) and the other signatories thereto to amend the terms of its existing revolving credit agreement (the “Revolving Credit Agreement”). The Fourth Amendment to the Loan and Security Agreement dated June 9, 2006, will, among other things, clarify the proper use of certain defined terms within the Revolving Credit Agreement, provide the necessary consent from the revolving lenders to the terms of the Amended and Restated Master Lease Agreement and provide certain flexibility to the Company and the Operating Company for the transfer of excess proceeds provided by the New Mortgage Loan.
The foregoing description of the Fourth Amendment to the Loan and Security Agreement is qualified in its entirety by reference to a copy of the Agreement attached hereto as Exhibit 10.5.
Additionally, in a separate transaction, the Operating Company entered into a $150 million, five-year LIBOR swap at 5.4% with Goldman Sachs Capital Markets on certain of the Operating Company’s borrowings currently outstanding under the Revolving Credit Agreement.
Item 2.01 Termination of a Material Definitive Agreement
On June 9, 2006, the Company’s existing $165 million Mortgage Loan Agreement with Column Financial, Inc. dated as of October 26, 2004 was paid off in full and replaced with the New Mortgage Loan. In connection with the termination of the existing mortgage loan, the Company paid an exit fee of $825,000 and an early termination fee of $1.65 million.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
See Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following exhibit is filed herewith:

10.1	Amended and Restated Master Lease Agreement dated as of June 9, 2006, by and between ABPAL (Midfield) LLC and the other parties identified as landlords therein and BlueLinx Corporation as tenant

10.2	Loan Agreement dated as of June 9, 2006 between the entities set forth therein collectively as borrower and German American Capital Corporation as Lender

10.3	Guaranty Agreement dated as of June 9, 2006, by BlueLinx Holdings Inc. for the benefit of German American Capital Corporation

10.4	Environmental Indemnity Agreement dated as of June 9, 2006 by the Company in favor of German American Capital Corporation

10.5	The Fourth Amendment to the Loan and Security Agreement dated June 9, 2006, by and among BlueLinx Corporation, Wachovia and the other signatories listed therein.

99.1	Press release filed June 9, 2006

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
/s/ David J. Morris
Name:	David J. Morris
Title:	Chief Financial Officer and Treasurer

Date: June 15, 2006

EXHIBIT INDEX

10.1	Amended and Restated Master Lease Agreement dated as of June 9, 2006, by and between ABPAL (Midfield) LLC and the other parties identified as landlords therein and BlueLinx Corporation as tenant

10.2	Loan Agreement dated as of June 9, 2006 between the entities set forth therein collectively as borrower and German American Capital Corporation as Lender

10.3	Guaranty Agreement dated as of June 9, 2006, by BlueLinx Holdings Inc. for the benefit of German American Capital Corporation

10.4	Environmental Indemnity Agreement dated as of June 9, 2006 by the Company in favor of German American Capital Corporation

10.5	The Fourth Amendment to the Loan and Security Agreement dated June 9, 2006, by and among BlueLinx Corporation, Wachovia and the other signatories listed therein.

99.1	Press release filed June 9, 2006